SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 30, 2008

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 30, 2008, Joel F. Gemunder, the President and Chief Executive Officer of Omnicare, Inc. (the “Company”), entered into a written stock sales plan (the “Plan”) in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s policies regarding securities transactions.

Under the Plan, a broker not affiliated with the Company will sell shares of Omnicare common stock either owned by Mr. Gemunder or issued upon the exercise of certain of his Omnicare stock options. Any sales are subject to share amounts, minimum prices and other conditions set forth in the Plan and will be made during the period from July 1, 2008 to May 28, 2010.

Rule 10b5-1 allows corporate insiders who are not in possession of material non-public information to establish pre-arranged plans to buy or sell stock. These plans are generally designed to minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period. Additionally, through the use of these plans, insiders can gradually diversify their investment portfolios and can avoid real or perceived conflicts of interest in connection with the trading of securities.

Any sales made under the Plan will be publicly disclosed as required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated: June 5, 2008